UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                                  March 8, 2004
                Date of Report (Date of earliest event reported)


                           EXTENDED STAY AMERICA, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                                001-13125                           36-3996573
(State or other jurisdiction of             (Commission File Number)        (I.R.S. Employer Identification
        incorporation)                                                                   Number)


                                100 Dunbar Street
                              Spartanburg, SC 29306
               (Address of principal executive offices) (zip code)


                                 (864) 573-1600
              (Registrant's telephone number, including area code)


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Item 5.  Other Events

          On March 5, 2004, Extended Stay America, Inc. ("Extended Stay") announced that it had entered into an Agreement and Plan of Merger, dated as of March 5, 2004 (the "Merger Agreement"), pursuant to which affiliates of The Blackstone Group (collectively, "Blackstone") have agreed to acquire Extended Stay for $19.625 per share, in cash. The Board of Directors of Extended Stay unanimously approved the agreement in a special meeting on March 5, 2004. The transaction is subject to Extended Stay stockholder approval and other customary conditions and is expected to be completed during the second quarter 2004.

          A copy of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits

(c)       Exhibits

          The following exhibit is filed or furnished herewith:

          99.1 Agreement and Plan of Merger, dated as of March 5, 2004, among BHAC Capital IV, L.L.C., BHAC Acquisition IV, Inc. and Extended Stay America, Inc.

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      EXTENDED STAY AMERICA, INC.



Date:  March 8, 2004                By:  /s/ James A. Ovenden
                                         ------------------------------------
                                         Name:  James A. Ovenden
                                         Title: Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit
Number    Description

99.1 Agreement and Plan of Merger, dated as of March 5, 2004, among BHAC Capital IV, L.L.C., BHAC Acquisition IV, Inc. and Extended Stay America, Inc.